Exhibit 99.1

Turtle Beach Corporation Announces SECOND Quarter 2026 Results AND REITERATES FULL YEAR GUIDANCE

–Generated Net Revenue of $56.4 Million–

–Repurchased $25.0 Million of Common Stock, Reflecting Continued Commitment to Return Capital to Shareholders–

–Reaffirmed Full Year 2026 Net Revenue and Adjusted EBITDA Guidance–

SAN DIEGO, CA – August 6, 2026 – Turtle Beach Corporation (Nasdaq: TBCH), a leading gaming accessories brand, today reported financial results for the second quarter ended June 30, 2026 and reaffirmed full year 2026 guidance for net revenue and adjusted EBITDA.

Second Quarter Highlights

•
Net revenue was $56.4 million, compared to $56.8 million in the prior year
•
Gross margin improved to 38.8%, a year-over-year improvement of 660 basis points due to tariff refunds received in the second quarter 2026
•
Net loss of $7.3 million, compared to net loss of $2.9 million in the prior year
•
Adjusted EBITDA of $1.3 million compared to a loss of $3.0 million in the prior year
•
Generated cash flow from operations of $6.5 million, compared to cash outflow of $3.1 million in the prior year
•
Refinanced credit facilities to enhance financial flexibility and accelerate the Company's capital return program
•
Repurchased $25.0 million of common stock through share buyback program
•
Reaffirmed full year 2026 net revenue and adjusted EBITDA guidance of $335 million - $355 million and $44 million - $48 million, respectively

“We continued to execute on our robust new product roadmap during the second quarter, delivering innovative products across multiple categories, including the launch of our flagship Stealth Pro II headset," said Cris Keirn, Chief Executive Officer of Turtle Beach Corporation. "This launch represented a key milestone in our brand transformation and helped drive accelerating momentum across the business as the quarter progressed. Channel inventories continued to contract through the first half of the quarter, consistent with trends in the first quarter, before stabilizing later in the period. As retailers begin rebuilding inventory levels in anticipation of stronger consumer demand in the second half of the year, we expect a meaningful rebound in our business."

“Our confidence in our full-year 2026 outlook is supported not only by our execution but also by the favorable industry backdrop developing in the second half of the year. With the confirmed November launch of Grand Theft Auto VI and a strong lineup of other highly anticipated titles, we believe Turtle Beach is well positioned to capitalize on renewed consumer demand.

“Creating long-term value for our shareholders remains a core priority. During the second quarter, we repurchased $25.0 million of our common stock as part of our disciplined approach to capital allocation and our ongoing commitment to enhancing shareholder returns. As we enter a period of anticipated growth, we will continue to invest strategically in the business while remaining opportunistic in returning capital to shareholders.”

Share Repurchases

During the second quarter, the Company repurchased 2.0 million shares at an average purchase price of $12.53 per share for $25.0 million. The current share repurchase program, authorized in May 2025, has approximately $31.0 million of remaining capacity. Since commencing buybacks in 2024, Turtle Beach has repurchased approximately $74 million of common stock.

Debt Refinancing

During the second quarter, the Company announced the restructuring of the Company’s existing debt facilities. The new credit structure consists of a revolving asset-based lending ("ABL") facility of up to $80 million provided by Bank of America, N.A., and an $85 million term loan facility provided by Blue Torch Capital LP. Together, these facilities replaced the Company's prior $150 million credit agreement and provide the Company with increased operational and capital allocation flexibility.

Balance Sheet and Cash Flow Summary

On June 30, 2026, the Company had net debt of $64.4 million, comprised of $83.9 million of borrowings less $19.6 million of cash. During the second quarter ended June 30, 2026, the Company generated $6.5 million in cash flow from operations.

Financial Outlook

The Company is reiterating guidance for the full year 2026. Net revenues are expected to be between $335 million and $355 million, representing 5% to 11% year-over-year growth.

Adjusted EBITDA is expected to be between $44 million and $48 million, representing 10% to 20% year-over-year growth.

The Company remains encouraged by the gaming industry pipeline in 2026 and beyond. The confirmed launch of Grand Theft Auto VI in November 2026 is expected to be a significant industry event, and major game releases of this scale have historically driven increased gaming engagement and accessory demand. While the Company is not providing specific guidance beyond 2026 at this time, it believes the combination of its product innovation, brand strength, and favorable industry dynamics positions it for growth opportunities as these catalysts materialize.

Earnings Conference Call and Webcast Details

Turtle Beach will host a conference call and audio webcast today, August 6 at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time), during which management will discuss second quarter results and provide commentary on business performance and its current outlook for 2026. A question-and-answer session will follow the prepared remarks.

The conference call may be accessed by telephone by dialing 1-877-407-0792 or 1-201-689-8263.

A live audio webcast of the earnings conference call may be accessed on Turtle Beach’s website at corp.turtlebeach.com, along with a copy of the earnings press release and an updated investor presentation. A telephone replay of the call will be available through August 20, 2026, and can be accessed by dialing

1-844-512-2921 or 1-412-317-6671 and entering passcode 13761399. A replay of the webcast will also be available on the investor relations website for a limited time.

About Turtle Beach Corporation

Turtle Beach Corporation (the “Company”) (corp.turtlebeach.com) is one of the world’s leading gaming accessory providers. The Company’s namesake Turtle Beach brand (www.turtlebeach.com) is known for designing best-selling gaming headsets, top-rated game controllers, award-winning PC gaming peripherals, and groundbreaking gaming simulation accessories. Turtle Beach’s top-rated, fan-favorite Victrix brand is well-respected and favored by pro gamers in esports and the fighting game community. Innovation, first-to-market features, a broad range of products for all types of gamers, and top-rated customer support have made Turtle Beach a fan-favorite brand and the market leader in console gaming audio for over a decade. Turtle Beach’s shares are traded on the Nasdaq Exchange under the symbol: TBCH.

Non-GAAP Financial Measures

In addition to its reported results, the Company has included in this earnings release certain financial metrics, including Adjusted EBITDA, that the Securities and Exchange Commission define as “non-GAAP financial measures.” Management believes that such non-GAAP financial measures, when read in conjunction with the Company’s reported results, can provide useful supplemental information for investors analyzing period-to-period comparisons of the Company’s results. Non-GAAP financial measures are not an alternative to the Company’s GAAP financial results and may not be calculated in the same manner as similar measures presented by other companies. “Adjusted EBITDA” is defined by the Company as net income (loss) before interest, taxes, depreciation and amortization, stock-based compensation (non-cash), and certain non-recurring special items that we believe are not representative of core operations, as further described in Table 4. These non-GAAP financial measures are presented because management uses non-GAAP financial measures to evaluate the Company’s operating performance, to perform financial planning, and to determine incentive compensation. Therefore, the Company believes that the presentation of non-GAAP financial measures provides useful supplementary information to, and facilitates additional analysis by, investors. The non-GAAP financial measures included herein exclude items that management does not believe reflect the Company’s core operating performance because such items are inherently unusual, non-operating, unpredictable, non-recurring, or non-cash. See a reconciliation of GAAP results to Adjusted EBITDA included as Table 4 below for the three and six months ended June 30, 2026, and June 30, 2025.

By providing full year 2026 Adjusted EBITDA guidance, the Company provided its expectation of a forward-looking non-GAAP financial measure. Information reconciling full year 2026 Adjusted EBITDA to its most directly comparable GAAP financial measure, net income (loss), is unavailable to the Company without unreasonable effort due to the variability, complexity, and lack of visibility with respect to certain reconciling items between Adjusted EBITDA and net income (loss), including other income (expense), provision for income taxes and stock-based compensation. These items cannot be reasonably and accurately predicted without the investment of undue time, cost and other resources and, accordingly, a reconciliation of the Company’s Adjusted EBITDA outlook to its net income (loss) outlook for such periods is not provided. These reconciling items could be material to the Company’s actual results for such periods.

Cautionary Note on Forward-Looking Statements

This press release includes forward-looking information and statements within the meaning of the federal securities laws. Except for historical information contained in this release, statements in this release may constitute forward-looking statements regarding assumptions, projections, expectations, targets, intentions, or beliefs about future events. Statements containing the words “may”, “could”, “would”, “should”, “believe”, “expect”, “anticipate”, “plan”, “estimate”, “target”, “goal”, “project”, “intend” and similar expressions, or the negatives thereof, constitute forward-looking statements. Forward-looking statements are only predictions and are not guarantees of performance. Forward-looking statements involve known and unknown risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. The inclusion of such information should not be regarded as a representation by the Company, or any person, that the objectives of the Company will be achieved. Forward-looking statements are based on management’s current beliefs and expectations, as well as assumptions made by, and information currently available to, management.

While the Company believes that its expectations are based upon reasonable assumptions, there can be no assurances that its goals and strategy will be realized. Numerous factors, including risks and uncertainties, may affect actual results and may cause results to differ materially from those expressed in forward-looking statements made by the Company or on its behalf. Some of these factors include, but are not limited to, risks related to trade policies, including the imposition of tariffs on imported goods and other trade restrictions, the release and availability of successful game titles, macroeconomic conditions affecting the demand for our products, logistic and supply chain challenges and costs, dependence on the success and availability of third-parties to manufacture and manage the logistics of transporting and distributing our products, the substantial uncertainties inherent in the acceptance of existing and future products, the difficulty of commercializing and protecting new technology, the impact of competitive products and pricing, general business and economic conditions, the expansion of our business including the integration of any businesses we acquire and the integration of such businesses within our internal control over financial reporting and operations, our indebtedness, liquidity, and other factors discussed in our public filings, including the risk factors included in the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, and the Company’s other periodic reports filed with the Securities and Exchange Commission. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the Securities and Exchange Commission, the Company is under no obligation to publicly update or revise any forward-looking statement after the date of this release whether as a result of new information, future developments or otherwise.

CONTACTS:

Investors:

tbch@icrinc.com

(646) 277-1285

Public Relations & Media:

Kim DeNapoli

SVP, Head of Brand

Turtle Beach Corporation

858.914.5093

kim.denapoli@turtlebeach.com

Turtle Beach Corporation

Condensed Consolidated Statements of Operations

(in thousands, except per-share data)

(unaudited)

Table 1.

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2026	2025	2026	2025
Net revenue	$56,365	$56,777	$98,537	$120,678
Cost of revenue	34,502	38,515	65,380	79,049
Gross profit	21,863	18,262	33,157	41,629

Operating expenses:
Selling and marketing	14,700	12,731	26,960	25,184
Research and development	4,813	4,471	9,387	8,464
General and administrative	5,401	7,354	13,922	15,570
Insurance recovery	—	(5,965)	—	(9,404)
Acquisition-related cost	—	—	—	608
Total operating expenses	24,914	18,591	50,269	40,422

Operating (loss) income	(3,051)	(329)	(17,112)	1,207
Interest expense, net	3,666	2,049	5,035	4,055
Other expense (income), net	73	799	(28)	1,102
Loss before income tax	(6,790)	(3,177)	(22,119)	(3,950)
Income tax expense (benefit)	521	(246)	398	(355)
Net loss	$(7,311)	$(2,931)	$(22,517)	$(3,595)

Net loss per share
Basic	$(0.38)	$(0.14)	$(1.16)	$(0.17)
Diluted	$(0.38)	$(0.14)	$(1.16)	$(0.17)

Weighted average number of shares:
Basic	19,182	20,667	19,339	20,587
Diluted	19,182	20,667	19,339	20,587

Turtle Beach Corporation

Condensed Consolidated Balance Sheets

(in thousands, except par value and share amounts)

Table 2.

	June 30,	December 31,
	2026	2025

ASSETS
Current Assets:
Cash and cash equivalents	$19,565	$16,963
Accounts receivable, net	37,941	76,797
Inventories	56,544	69,222
Prepaid expenses and other current assets	10,935	10,831
Total Current Assets	124,985	173,813
Property and equipment, net	2,372	2,995
Goodwill	50,428	50,428
Intangible assets, net	30,376	34,344
Other assets	7,006	7,474
Total Assets	$215,167	$269,054
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Revolving credit facility	$—	$29,383
Accounts payable	27,863	24,934
Term Loan, current	4,250	8,571
Other current liabilities	20,435	24,789
Total Current Liabilities	52,548	87,677
Term Loan, non-current	76,439	46,339
Income tax payable	820	820
Other liabilities	4,644	5,720
Total Liabilities	134,451	140,556
Commitments and Contingencies
Stockholders’ Equity
Common stock, $0.001 par value - 25,000,000 shares authorized; 17,909,711 and 19,185,869 shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively	18	19
Additional paid-in capital	204,401	229,189
Accumulated deficit	(124,880)	(102,363)
Accumulated other comprehensive income	1,177	1,653
Total Stockholders’ Equity	80,716	128,498
Total Liabilities and Stockholders’ Equity	$215,167	$269,054

Turtle Beach Corporation

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

Table 3.

	Six Months Ended
	June 30, 2026	June 30, 2025

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(22,517)	$(3,595)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	1,669	2,191
Amortization of intangible assets	3,968	4,033
Amortization of debt financing costs	486	553
Stock-based compensation	2,636	2,920
Deferred income taxes	(227)	231
Change in sales returns reserve	3,379	2,962
Provision for obsolete inventory	678	1,176
Loss on extinguishment of debt	1,755	—
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	35,476	53,727
Inventories	12,000	(6,731)
Prepaid expenses and other assets	636	(681)
Accounts payable	2,515	(990)
Income taxes payable	(821)	(3,367)
Other liabilities	(5,764)	(15,126)
Net cash provided by operating activities	35,869	37,303
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(848)	(496)
Cash acquired in business combination	—	2,515
Net cash (used in) provided by investing activities	(848)	2,019
CASH FLOWS FROM FINANCING ACTIVITIES
Borrowings on revolving credit facilities	33	140,346
Repayment of revolving credit facilities	(29,416)	(169,819)
Proceeds from term loan	82,450	—
Repayment of term loan	(56,777)	(5,625)
Proceeds from exercise of stock options	274	112
Repurchase of restricted stock	(500)	—
Repurchase of common stock	(27,197)	(6,760)
Debt financing costs	(1,247)	—
Net cash used in financing activities	(32,380)	(41,746)
Effect of exchange rate changes on cash and cash equivalents	(39)	1,134
Net increase (decrease) in cash and cash equivalents	2,602	(1,290)
Cash and cash equivalents at the beginning of period	16,963	12,995
Cash and cash equivalents at the end of period	$19,565	$11,705

Turtle Beach Corporation

GAAP to Adjusted EBITDA Reconciliation

(in thousands)

Table 4.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025

Net loss	$(7,311)	$(2,931)	$(22,517)	$(3,595)
Interest expense, net	3,666	2,049	5,035	4,055
Depreciation and amortization	2,744	3,098	5,637	6,224
Stock-based compensation	1,271	1,008	2,636	2,920
Income tax expense (benefit)	521	(246)	398	(355)
Restructuring expense (1)	173	125	397	130
Acquisition-related costs (2)	—	—	—	608
Loss on inventory in transit and other costs (3)	—	—	—	605
Professional fees, litigation and other (4)	238	(182)	3,216	(182)
Insurance recovery (5)	—	(5,965)	—	(9,404)
Adjusted EBITDA	$1,302	$(3,044)	$(5,198)	$1,006

(1)
Restructuring expenses are costs in connection with reorganization of operations. These costs primarily include severance and related benefits.
(2)
Costs in connection with reorganization of operations which primarily include severance, related benefits and post-acquisition costs related to PDP acquisition.
(3)
Loss of inventory while in transit.
(4)
Legal and other professional fees associated with certain litigation proceedings, legal fees related to potential acquisition opportunities and warehouse relocation.
(5)
Insurance proceeds from claims related to a loss of inventory while in transit that occurred primarily in the fourth quarter of 2024.